UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 8, 2005

BLOCKBUSTER INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street
Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 8, 2005, Blockbuster Inc. (the “Company”) announced its intentions to launch an offer for the sale of at least $100 million in Series A cumulative convertible perpetual preferred stock. In conjunction with this offer, the Company is reissuing its consolidated financial statements for the year ended December 31, 2004 and related Report of Independent Registered Public Accounting Firm with respect to such financial statements, in order to reflect subsequent events which impact the Report of Independent Registered Public Accounting Firm, as described in Note 13 of the Notes to the Financial Statements.

Attached as Exhibit 99.1 and incorporated by reference herein are the consolidated balance sheets of the Company as of December 31, 2004 and 2003 and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2004, and related notes, together with the Report of Independent Registered Public Accounting Firm with respect to such financial statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Report of Independent Registered Public Accounting Firm, Consolidated Balance Sheets of the Company as of December 31, 2004 and 2003 and the related Consolidated Statements of Operations, Changes in Stockholders’ Equity and Comprehensive Loss, and Cash Flows for each of the years in the three-year period ended December 31, 2004, and related notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Dated: November 8, 2005	By:	/s/ Larry J. Zine
Larry J. Zine
Executive Vice President,
Chief Financial Officer and
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.2	Report of Independent Registered Public Accounting Firm, Consolidated Balance Sheets of the Company as of December 31, 2004 and 2003 and the related Consolidated Statements of Operations, Changes in Stockholders’ Equity and Comprehensive Loss, and Cash Flows for each of the years in the three-year period ended December 31, 2004, and related notes